SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2006

THE PEOPLES BANCTRUST COMPANY, INC.

(Exact name of Registrant as Specified in Charter)

Alabama	0-13653	63-0896239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

310 Broad Street, Selma, Alabama 36701

(Address of Principal Executive Offices)

(334) 875-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 16, 2006, The Peoples BancTrust Company, Inc. (the “Company”) announced that the Company has entered into an Employment Agreement with Don J. Giardina. Commencing September 1, 2006, Mr. Giardina will serve as President and Chief Executive Officer of the Company and The Peoples Bank and Trust Company, the Company’s wholly-owned subsidiary (the “Bank”). In connection with his employment, effective September 1, 2006, Mr. Giardina will be granted options to purchase 50,000 shares of the Company’s common stock and an award of 6,000 shares of restricted stock. See Item 5.02 below for additional information, including a summary of terms and conditions of such agreements.

The information set forth in Item 5.02, the Employment Agreement filed as Exhibit 10.1, The Peoples BancTrust Company, Inc. 2006 Key Employee Restricted Stock Plan, as amended (the “Restricted Stock Plan”) filed as Exhibit 10.2, the agreements filed as Exhibits 10.3 and 10.4, and the press release filed as Exhibit 99.1 are incorporated in this Item 1.01 by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Upon the recommendation of the Nominating and Corporate Governance Committee, commencing September 1, 2006, the Board of Directors of the Company has employed Don J. Giardina as President and Chief Executive Officer of the Company and elected Mr. Giardina as a director of the Company for a term expiring at the 2007 Annual Meeting of Shareholders. In addition, Mr. Giardina will become President and Chief Executive Officer of the Bank and has been elected as a director of the Bank. Mr. Giardina also will be appointed by the Board of Directors of the Company to serve as a member of the Executive Committee.

Ted M. Henry, who has been serving as acting President and Chief Executive Officer of the Company and the Bank following the death of Walter A. Parrent, will resign these positions on the commencement date of Mr. Giardina’s employment. Mr. Henry will continue to serve as Chairman of the Board of Directors of each of the Company and the Bank.

Pursuant to the Employment Agreement dated August 11, 2006, by and among the Company, the Bank and Mr. Giardina (the “Employment Agreement”), commencing September 1, 2006, Mr. Giardina will serve as President and Chief Executive Officer of each of the Company and the Bank. The Employment Agreement has an initial term of 36 months and, on January 1 of each year during the term of the Employment Agreement, will be automatically extended (without further action by Mr. Giardina or the Company) so that the remaining term will be 3 years from such January 1 date, unless either party by appropriate written notice elects to terminate the automatic renewal provision. The Employment Agreement provides for an annual base salary of $300,000 from the commencement date of the Employment Agreement. Mr. Giardina will be entitled to participate in the Company’s management incentive program and the Board of Directors will annually consider his performance and determine if an additional bonus is appropriate.

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The Employment Agreement also provides, among other things:

•	The Company will pay Mr. Giardina’s relocation expenses not to exceed a combined cost of $10,000.

•	If Mr. Giardina’s employment is terminated (i) by the Company in violation of the Employment Agreement, (ii) by Mr. Giardina for Good Reason (as defined), which includes a termination upon a Change in Control (as defined), or (iii) in the event of a Constructive Termination (as defined), Mr. Giardina will be entitled to:

•	all amounts earned or accrued through the date of termination;
•	a Pro Rata Bonus (as defined) to be paid six months following the date of termination;
•	a lump sum equal to the present value of the then base salary plus the Bonus Amount (as defined) for a period of 36 months; and
•	acceleration of vesting of incentive stock awards.

•	In the event any payment or benefit in connection with a Change in Control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Giardina would be entitled to a Gross-Up Payment, defined to be an amount equal to the excise tax and other taxes incurred by him.

•	In the event of a termination by the Company for Cause (as defined) or by Mr. Giardina voluntarily, Mr. Giardina will not compete with the Company and the Bank for the remaining term of the Employment Agreement.

In connection with the Employment Agreement, the Company has agreed to grant Mr. Giardina options to purchase 50,000 shares of the Company’s common stock under the Company’s 1999 Stock Option Plan (the “Plan”), effective September 1, 2006. The exercise price of the options will be the fair market value of the common stock on the date of grant as determined under the Plan. The options will vest one-third per year beginning one year following the commencement date. Additionally, on the commencement date, Mr. Giardina will receive an award of 6,000 restricted shares under the Restricted Stock Plan to vest over a three-year period beginning one year following the commencement date, subject to satisfaction of all regulatory requirements, including prior notification to The Nasdaq Stock Market of the Restricted Stock Agreement.

The Employment Agreement filed as Exhibit 10.1, the Restricted Stock Plan filed as Exhibit 10.2, and the agreements filed as Exhibits 10.3 and 10.4 are incorporated herein by reference.

Material terms of the Employment Agreement, the award of restricted shares and the grant of stock options to Mr. Giardina are described in the press release dated August 15, 2006, filed as Exhibit 99.1 to this Current Report on Form 10-K and incorporated herein by reference.

From 2003 until joining the Company and the Bank, Mr. Giardina served as President of Life Care Centers of America, Inc., a management company for providers of long-term care. Prior to that, he was President and Chief Executive Officer of The Bank in Birmingham, Alabama.

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Prior to his employment, Mr. Giardina owned no shares of the Company’s common stock. There is no family relationship between Mr. Giardina and any director or executive officer of the Company and the Bank.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit 10.1	Employment Agreement, dated August 11, 2006, by and among the Company, the Bank and Don J. Giardina.

Exhibit 10.2	The Peoples BancTrust Company, Inc. 2006 Key Employee Restricted Stock Plan.

Exhibit 10.3	Form of Restricted Stock Agreement to be entered into between the Company and Don J. Giardina.

Exhibit 10.4	Form of Stock Option Agreement to be entered into between the Company and Don J. Giardina.

Exhibit 99.1	Press Release dated August 16, 2006, issued by the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2006	THE PEOPLES BANCTRUST COMPANY, INC.

	By:	/s/ Ted M. Henry
	Name:	Ted M. Henry
	Title:	Chairman of the Board